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                                                                   EXHIBIT 99.1B
                      JOHN HANCOCK TAX-EXEMPT SERIES FUND

                             Termination of Series

                              California Portfolio


         THE UNDERSIGNED, constituting a majority of the Trustees of John Hancock Tax-Exempt Series Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.4.4. of the Declaration of Trust dated March 24, 1987 of the Trust and pursuant to approval by a "Majority Shareholder Vote" (as defined in Section 1.2 therein) authorizing the termination of the series of the Trust designated as the "California Portfolio", do hereby terminate and abolish such series.

         IN WITNESS WHEREOF, the undersigned being at least a majority of the Trustees of the Trust, have executed this amendment as of the 15th day of September, 1995.

/s/Dennis S. Aronowitz                                 /s/Gail D. Fosler
   ----------------------                                 ---------------------
   Dennis S. Aronowitz                                    Gail D. Fosler

/s/Edward J. Boudreau, Jr.                                ---------------------
   ----------------------                                 Bayard Henry
   Edward J. Boudreau, Jr.

/s/Richard P. Chapman, Jr.                                ---------------------
   ----------------------                                 Richard S. Scipione

/s/William J. Cosgrove                                 /s/Edward J. Spellman
   ----------------------                                 ---------------------
   William J. Cosgrove                                    Edward J. Spellman


         The Declaration of Trust establishing John Hancock Tax-Exempt Series Fund, dated March 24, 1987, a copy of which together with all amendments thereto is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name John Hancock Tax-Exempt Series Fund refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustees, shareholder, officer, employee or agent of John Hancock Tax-Exempt Series Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Estate only shall be liable.